UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) September 9, 2020

Rocket Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39432	84-4946470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 Woodward Avenue Detroit, MI 48226
(Address of principal executive offices) (Zip Code)

(313) 373-7990
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	RKT	New York Stock Exchange

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Notes Offerings

On September 9, 2020, Quicken Loans, LLC (the “Issuer”) and Quicken Loans Co-Issuer, Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”), each a subsidiary of Rocket Companies, Inc. (the “Company”), announced, and upsized and priced, the private offering of $750 million aggregate principal amount of 3.625% senior notes due 2029 and $1,250.0 million aggregate principal amount of 3.875% senior notes due 2031 (collectively, the “Notes”) in a private transaction pursuant to Rule 144A and/or Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) (the “Offering”).

The Issuer expects to use the net proceeds from the Offering (i) to redeem all of its outstanding $1,250.0 million aggregate principal amount of 5.75% Senior Notes due 2025, (ii) to pay any related fees and expenses and (iii) for general corporate purposes.

Copies of the press releases announcing the Offering and the upsizing and pricing of the Offering are attached to this report as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated by reference herein.

Over-Allotment of Initial Public Offering

On September 9, 2020, the Company sold an additional 15,000,000 shares of its Class A common stock, par value $0.00001 per share (the “Common Stock”), at a purchase price per share of $17.59 (the offering price per share to the public of $18.00 per share minus the underwriting discount and commissions), pursuant to the underwriters’ exercise in full of the over-allotment option the Company granted to the underwriters in connection with its recently closed initial public offering of 100,000,000 shares of Common Stock. The Company used the entire aggregate amount of the net proceeds from the exercise of the over-allotment to acquire 15,000,000 non-voting common interest units of RKT Holdings, LLC, a Michigan limited liability company, and shares of Class D common stock from Rock Holdings Inc., a Michigan corporation.

Forward Looking Statements

Some of the statements contained in this filing and other reports, filings, and other public written and verbal announcements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date they were made and are based on our management's current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our filings with the Securities and Exchange Commission. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this filing and in other filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
99.1	Press release, dated September 9, 2020, announcing the Offering
99.2	Press release, dated September 9, 2020, announcing the upsizing and pricing of the Offering
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2020

ROCKET COMPANIES, INC.

By:	/s/ Julie Booth
Name:	Julie Booth
Title:	Chief Financial Officer and Treasurer